Exhibit 99 (a)

NEWS

NEWS FOR IMMEDIATE RELEASE:	May 7, 2009
BANK OF GRANITE CORPORATION
REPORTS FIRST QUARTER RESULTS
GRANITE FALLS, NORTH CAROLINA—Bank of Granite Corporation (NASDAQ: GRAN) reported a net loss of $4.23 million, or $0.27 per share, for the quarter ended March 31, 2009, compared to net income of $1.72 million, or $0.11 per share, reported for the first quarter of 2008.
A continued decline in economic activity, which is stressing all sections of the loan portfolio, caused the Company to provide $3.77 million for loan losses to build its allowance for loan loss to $26.49 million or 2.90% of gross loans. The first quarter provision for loan losses exceeded net charge-offs for the quarter by $1.68 million. Loan loss provisions for the comparable quarter of 2008 were $1.41 million.
Another significant factor in the first quarter results was the continued decline in net interest income, which slightly improved from the preceding quarter, but was down $2.77 million when comparing to the first quarter of 2008, primarily because of a lower net interest margin. Continued aggressive competition for deposits in the Company’s market coupled with lower rates on loans and increasing levels of nonperforming assets were the primary causes of the margin compression. The values of investments in equity securities further decreased during the quarter resulting in impairment charges of approximately $1 million. Overhead expenses for the first quarter of 2009 were slightly lower than the first quarter of 2008 reflecting ongoing efforts to be more efficient. Because the Company is in an income tax loss carry forward position, it recorded no income tax benefit for the net loss incurred during the quarter.
As of March 31, 2009, consolidated total assets were $1.16 billion, total loans were $0.91 billion, and total deposits were $1 billion. Nonperforming assets increased to $61.29 million as of March 31, 2009 compared to $57.51 million as of December 31, 2008 and $43.74 million as of March 31, 2008. The Company’s and its banking subsidiary’s leverage and Tier I risk-based capital ratios met the regulatory capital measures of “well” capitalized as of March 31, 2009. For the total risk-based capital ratio measure, the Company and its banking subsidiary ended the quarter with capital ratios of 8.50% and 7.92%, respectively, as compared to the 8% threshold needed to be categorized as “adequately” capitalized. Subsequent to March 31, the Company made a capital contribution to its banking subsidiary of $1.5 million, which increased the banking subsidiary’s total risk-based capital ratio category to that of “adequately” capitalized. Additionally, the banking subsidiary is in the process of restructuring its balance sheet to reduce its risk-weighted assets with a goal of improving its total risk-based capital position as quickly as possible.
“Our results continue to be disappointing as our customers suffer the current economic conditions,” said Scott Anderson, CEO. “We are working diligently on every problem loan and to that end are beginning to see some incremental improvement in the prospects

PO Box 128 Granite Falls, NC 28630	www.bankofgranite.com

for liquidating problem assets.” Mr. Anderson continued, “Our deposits have been steady and we are committed to our strategy of service excellence that has earned our loyal customer base.”
Bank of Granite Corporation’s common stock trades on the NASDAQ Global Select MarketSM under the symbol “GRAN.” Bank of Granite Corporation is the parent company of Bank of Granite and Granite Mortgage, Inc. Bank of Granite operates twenty-two full- service banking offices in eight North Carolina counties—Burke, Caldwell, Catawba, Forsyth, Iredell, Mecklenburg, Watauga, and Wilkes, as well as a loan production office in Guilford County. Granite Mortgage is a mortgage banking company headquartered in Winston-Salem.
Please see the attached supplemental “Financial Data” tables.
Contacts for this release:
Scott Anderson, Chief Executive Officer, 828.345.6866 or sanderson@bankofgranite.com
Kirby Tyndall, Chief Financial Officer, 828.496.2026 or ktyndall@bankofgranite.com
Disclosures about Forward Looking Statements
The discussions included in this document contain statements that may be deemed forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from these statements. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by certain factors, including but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel, and general economic conditions. For additional factors that could affect the matters discussed in forward looking statements, see the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.
* * * * *

Bank of Granite Corporation

	Three Months Ended
Selected Financial Data	March 31,
(in thousands except per share data)	2009	2008	% change

Consolidated earnings summary:
Interest income, taxable equivalent	$14,154	$19,101	-25.9%
Interest expense	6,471	8,611	-24.9%

Net interest income, taxable equivalent	7,683	10,490	-26.8%
Taxable equivalent adjustment (1)	161	197	-18.3%

Net interest income	7,522	10,293	-26.9%
Loan loss provision	3,770	1,411	167.2%
Noninterest income	1,485	3,278	-54.7%
Noninterest expense	9,462	9,659	-2.0%

Income (loss) before income taxes	(4,225)	2,501	-268.9%
Income taxes	—	786	-100.0%

Net income (loss)	$(4,225)	$1,715	-346.4%

Earnings (loss) per share — Basic	$(0.27)	$0.11	-345.5%
Earnings (loss) per share — Diluted	(0.27)	0.11	-345.5%
Tangible book value per share	4.51	6.77	-33.4%

Average shares — Basic	15,454	15,438	0.1%
Average shares — Diluted	15,454	15,457	0.0%

Consolidated balance sheet data at March 31:
Total assets	$1,164,369	$1,235,624	-5.8%
Total deposits	1,009,593	1,011,717	-0.2%
Loans (gross)	913,277	949,065	-3.8%
Stockholders’ equity	69,812	115,434	-39.5%

Consolidated average balance sheet data:
Total assets	$1,167,664	$1,214,147	-3.8%
Total deposits	1,003,380	988,626	1.5%
Loans (gross)	938,745	948,732	-1.1%
Stockholders’ equity	74,432	117,681	-36.8%

Consolidated performance ratios:
Return on average assets*	-1.47%	0.57%
Return on average equity*	-23.02%	5.86%
Net interest margin*	2.85%	3.80%
Efficiency ratio (2)	103.21%	70.16%

Consolidated asset quality data and ratios:
Nonaccruing loans	$37,881	$40,260	-5.9%
Restructured loans	5,409	—
Accruing loans 90 days past due	434	969	-55.2%

Nonperforming loans	43,724	41,229	6.1%
Foreclosed properties	17,567	2,511	599.6%

Nonperforming assets	61,291	43,740	40.1%

Allowance for loan losses	26,485	15,459	71.3%

Loans charged off	2,905	4,603	-36.9%
Recoveries of loans charged off	814	978	-16.8%

Net loan charge-offs	2,091	3,625	-42.3%

Net charge-offs to average loans*	0.90%	1.54%
Nonperforming loans to total assets	3.76%	3.34%
Allowance coverage of nonperforming loans	60.57%	37.50%
Allowance for loan losses to gross loans	2.90%	1.63%
Allowance for loan losses to net loans	2.99%	1.66%

Subsidiary earnings summary:
Bank of Granite Net interest income	$6,459	$9,543	-32.3%
Loan loss provision	3,746	1,399	167.8%
Noninterest income	1,345	2,235	-39.8%
Noninterest expense	7,259	7,847	-7.5%
Income taxes	—	711	-100.0%
Net income (loss)	(3,201)	1,821	-275.8%

Granite Mortgage Net interest income	$1,062	$842	26.1%
Loan loss provision	24	12	100.0%
Noninterest income	624	1,043	-40.2%
Noninterest expense	2,177	1,685	29.2%
Income taxes	—	75	-100.0%
Net income (loss)	(515)	113	-555.8%

*	Annualized based on number of days in the period.

(1)	Yields and interest income on tax-exempt investments have been adjusted to tax equivalent basis using a 35% tax rate.

(2)	Calculated by dividing noninterest expense by the sum of tax equivalent net interest income and noninterest income.

Bank of Granite Corporation
Supplemental Quarterly Financial Data

	Quarters Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands except per share data)	2009	2008	2008	2008	2008

Consolidated earnings summary:
Interest income, taxable equivalent	$14,154	$14,751	$16,537	$17,254	$19,101
Interest expense	6,471	7,071	6,881	7,190	8,611

Net interest income, taxable equivalent	7,683	7,680	9,656	10,064	10,490
Taxable equivalent adjustment (1)	161	171	170	182	197

Net interest income	7,522	7,509	9,486	9,882	10,293
Loan loss provision	3,770	16,791	3,581	8,445	1,411
Noninterest income	1,485	1,503	2,494	3,103	3,278
Noninterest expense	9,462	20,131	8,775	10,409	9,659

Income (loss) before income taxes (benefit)	(4,225)	(27,910)	(376)	(5,869)	2,501
Income taxes (benefit)	—	6,423	(105)	(2,507)	786

Net income (loss)	$(4,225)	$(34,333)	$(271)	$(3,362)	$1,715

Earnings (loss) per share — Basic	$(0.27)	$(2.22)	$(0.02)	$(0.22)	$0.11
Earnings (loss) per share — Diluted	(0.27)	(2.22)	(0.02)	(0.22)	0.11
Tangible book value per share	4.51	4.79	6.33	6.38	6.77

Average shares — Basic	15,454	15,454	15,454	15,446	15,438
Average shares — Diluted	15,454	15,454	15,454	15,446	15,457

Consolidated ending balance sheet data:
Total assets	$1,164,369	$1,146,955	$1,159,917	$1,187,696	$1,235,624
Total deposits	1,009,593	991,822	969,172	982,213	1,011,717
Loans (gross)	913,277	948,149	951,665	955,497	949,065
Stockholders’ equity	69,812	74,170	108,673	109,458	115,434

Consolidated average balance sheet data:
Total assets	$1,167,664	$1,157,189	$1,181,505	$1,205,959	$1,214,147
Total deposits	1,003,380	971,033	980,633	989,560	988,626
Loans (gross)	938,745	956,981	958,033	958,754	948,732
Stockholders’ equity	74,432	109,178	110,616	115,545	117,681

Consolidated performance ratios:
Return on average assets*	-1.47%	-11.80%	-0.09%	-1.12%	0.57%
Return on average equity*	-23.02%	-125.10%	-0.97%	-11.70%	5.86%
Net interest margin*	2.85%	2.87%	3.56%	3.66%	3.80%
Efficiency ratio (2)	103.21%	219.22%	72.22%	79.05%	70.16%

Consolidated asset quality data and ratios:
Nonaccruing loans	$37,881	$50,591	$51,132	$39,629	$40,260
Restructured loans	5,409	—	—	—	—
Accruing loans 90 days past due	434	114	466	297	969

Nonperforming loans	43,724	50,705	51,598	39,926	41,229
Foreclosed properties	17,567	6,805	3,237	2,172	2,511

Nonperforming assets	61,291	57,510	54,835	42,098	43,740

Allowance for loan losses	26,485	24,806	21,553	18,833	15,459

Loans charged off	2,905	14,303	1,711	6,097	4,603
Recoveries of loans charged off	814	763	851	1,027	978

Net loan charge-offs	2,091	13,540	860	5,070	3,625

Net charge-offs to average loans*	0.90%	5.63%	0.36%	2.13%	1.54%
Nonperforming loans to total assets	3.76%	4.42%	4.45%	3.36%	3.34%
Allowance coverage of nonperforming loans	60.57%	48.92%	41.77%	47.17%	37.50%
Allowance for loan losses to gross loans	2.90%	2.62%	2.26%	1.97%	1.63%
Allowance for loan losses to net loans	2.99%	2.69%	2.32%	2.01%	1.66%

Subsidiary earnings summary:
Bank of Granite Net interest income	$6,459	$6,928	$8,871	$9,003	$9,543
Loan loss provision	3,746	16,767	3,556	8,421	1,399
Noninterest income	1,345	1,288	2,348	2,117	2,235
Noninterest expense	7,259	18,627	6,878	8,421	7,847
Income taxes (benefit)	—	6,645	25	(2,539)	711
Net income (loss)	(3,201)	(33,823)	760	(3,183)	1,821

Granite Mortgage Net interest income	$1,062	$617	$703	$996	$842
Loan loss provision	24	24	25	24	12
Noninterest income	624	682	849	986	1,043
Noninterest expense	2,177	1,455	1,852	1,878	1,685
Income taxes (benefit)	—	(222)	(130)	32	75
Net income (loss)	(515)	42	(195)	48	113

*	Annualized based on number of days in the period.

(1)	Yields and interest income on tax-exempt investments have been adjusted to tax equivalent basis using a 35% tax rate.

(2)	Calculated by dividing noninterest expense by the sum of tax equivalent net interest income and noninterest income.

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